ECHO BAY MINES LTD.
RATIO OF EARNINGS TO FIXED CHARGES
A:\[FXDCHGA.XLS]WITH PREF'D - CDN

REG. 229.503
ITEM 503
REFERENCE                                                              9/30/97     1996        1995       1994     1993    1992

                EARNINGS

                ====================================================================================================================
(d) (3)         Pre-tax income - Canadian GAAP                         $ (363.3)   $ (176.1)   $ (44.7)   $ 13.0   $ 9.7   $ (29.4)

(d) (3) (i)     Add fixed charges pursuant to (d) (4)                       9.0         9.3       20.2      24.7    24.6      15.7

(d) (3) (i) (A) Less adjustments:
(d) (3) (i) (B)      Interest capitalized                                  (0.5)          -          -         -       -      (1.7)
                     Actual amount of preferred stock dividend
                          requirements included in fixed charges NOT
                          deducted in determination of-pre-tax income         -           -      (14.1)    (17.6)  (17.1)     (7.4)
                                                                       -------------------------------------------------------------

                Total earnings                                         $ (354.8)   $ (166.8)   $ (38.6)   $ 20.1   $ 17.2  $ (22.8)
                ====================================================================================================================


                FIXED CHARGES

                ====================================================================================================================
(d) (4) (i) (A) Interest
                     Expensed                                               7.0         8.2        5.0       6.1      6.8      5.5
                     Capitalized                                            0.5           -          -         -        -      1.7

(d) (4) (i) (B) Amortization of debt expense, discounts and premiums
                     of related debt                                          *           *          *         *        *        *

(d) (4) (i) (C) Portion of rental expense attributable to interest          1.5         1.1        1.1       1.0      0.7      1.1

(d) (4) (i) (D) Preferred stock dividends                                     -           -       14.1      17.6     17.1      7.4
                                                                       -------------------------------------------------------------

                Total fixed charges                                       $ 9.0       $ 9.3     $ 20.2    $ 24.7   $ 24.6   $ 15.7
                ====================================================================================================================

                CALCULATED SUFFICIENCY (DEFICIENCY)                    $ (363.8)   $ (176.1)   $ (58.8)   $ (4.6)  $ (7.4) $ (38.5)
                                                                       =============================================================

                RATIO OF EARNINGS TO FIXED CHARGES                           **          **         **        **       **       **
                                                                       =============================================================

                *  Included in interest expense line item.
                ** Earnings are insufficient to cover fixed charges.

                ====================================================================================================================
                Preferred share dividends                              $    -   $    -    $ 8,031    $ 10,062   $ 10,062   $ 4,332
                Tax rate                                                    -        -      0.432       0.429      0.410     0.411
                                                                       -------------------------------------------------------------
                Tax effected                                           $    -   $    -    $ 14,139   $ 17,622   $ 17,054   $ 7,355
                ====================================================================================================================

ECHO BAY MINES LTD.
RATIO OF EARNINGS TO FIXED CHARGES
A:\[FXDCHGA.XLS]SIMPLE - CDN


REG. 229.503
ITEM 503
REFERENCE                                                              9/30/97     1996        1995       1994     1993    1992

                  EARNINGS

                  ==================================================================================================================
(d) (3)           Pre-tax income - Canadian GAAP                       $ (363.3)   $ (176.1)   $ (44.7)   $ 13.0   $ 9.7   $ (29.4)

(d) (3) (i)       Add fixed charges pursuant to (d) (4)                     9.0         9.3        6.1       7.1     7.5       8.3

(d) (3) (i) (A)   Less adjustments:
(d) (3) (i) (B)        Interest capitalized                                (0.5)          -          -         -       -      (1.7)
                                                                       -------------------------------------------------------------

                  Total earnings                                       $ (354.8)   $ (166.8)   $ (38.6)   $ 20.1   $ 17.2  $ (22.8)
                  ==================================================================================================================


                  FIXED CHARGES

                  ==================================================================================================================
(d) (4) (i) (A)   Interest
                       Expensed                                        $ 7.0       $ 8.2       $ 5.0      $ 6.1    $ 6.8   $ 5.5
                       Capitalized                                       0.5           -           -          -        -     1.7

(d) (4) (i) (B)   Amortization of debt expense, discounts and premiums
                       of related debt                                     *           *           *          *        *       *

(d) (4) (i) (C)   Portion of rental expense attributable to interest     1.5         1.1         1.1        1.0      0.7     1.1
                                                                       -------------------------------------------------------------

                  Total fixed charges                                  $ 9.0       $ 9.3       $ 6.1      $ 7.1    $ 7.5   $ 8.3
                  ==================================================================================================================

                  CALCULATED SUFFICIENCY (DEFICIENCY)                  $ (363.8)   $ (176.1)   $ (44.7)   $ 13.0   $ 9.7   $ (31.1)
                                                                       =============================================================

                  RATIO OF EARNINGS TO FIXED CHARGES                         **          **         **       2.8     2.3        **
                                                                       =============================================================


                  *  Included in interest expense line item.
                  ** Earnings are insufficient to cover fixed charges.

ECHO BAY MINES LTD.
RATIO OF EARNINGS TO FIXED CHARGES
A:\[FXDCHGA.XLS]WITH PREF'D - US

REG. 229.503
ITEM 503
REFERENCE                                                9/30/97       1996       1995        1994          1993        1992
                    EARNINGS
                    ================================================================================================================
(d) (3)             Pre-tax income - US GAAP             $ (407.9)   $ (173.1)    $ (39.2)   $ 19.2     $ 13.9       $ (28.1)

(d) (3) (i)         Add fixed charges pursuant to (d) (4)    14.7         9.3        20.2      24.7       24.6          15.7

(d) (3) (i) (A)     Less adjustments:
(d) (3) (i) (B)           Interest capitalized               (0.5)         -           -         -          -           (1.7)
                          Actual amount of preferred
                           stock dividend requirements
                           included in fixed charges NOT
                           deducted in determination of
                           pre-tax income                      -           -        (14.1)    (17.6)     (17.1)         (7.4)
                                                         ---------------------------------------------------------------------------

                    Total earnings                       $ (393.7)   $ (163.8)    $ (33.1)   $ 26.3     $ 21.4       $ (21.5)
                    ================================================================================================================

                    FIXED CHARGES

                    ================================================================================================================
(d) (4) (i) (A)     Interest
                          Expensed                       $   12.7         8.2         5.0       6.1        6.8           5.5
                          Capitalized                         0.5          -           -         -          -            1.7

(d) (4) (i) (B)     Amortization of debt expense,
                          discounts and premiums
                          of related debt                      *           *           *         *          *             *

(d) (4) (i) (C)     Portion of rental expense
                          attributable to interest            1.5         1.1         1.1       1.0        0.7           1.1

(d) (4) (i) (D)     Preferred stock dividends                  -           -         14.1      17.6       17.1           7.4
                                                      ------------------------------------------------------------------------------

                    Total fixed charges                  $   14.7       $ 9.3     $  20.2    $ 24.7     $ 24.6       $  15.7
                    ================================================================================================================

                    CALCULATED SUFFICIENCY (DEFICIENCY)  $ (408.4)   $ (173.1)    $ (53.3)   $  1.6     $ (3.2)      $ (37.2)
                                                       =============================================================================

                    RATIO OF EARNINGS TO FIXED CHARGES        **          **          **        1.1        **           **
                                                       =============================================================================

                    *  Included in interest expense line item.
                    ** Earnings are insufficient to cover fixed charges.

                    ================================================================================================================
                    Preferred share dividends            $     -     $     -     $ 8,031     $ 10,062      $ 10,062     $ 4,332
                    Tax rate                                   -           -       0.432        0.429         0.410       0.411
                                                      ------------------------------------------------------------------------------
                    Tax effected                         $     -         $ -     $14,139     $ 17,622      $ 17,054     $ 7,355
                    ================================================================================================================

                                                                    EXHIBIT 12.1

ECHO BAY MINES LTD.
RATIO OF EARNINGS TO FIXED CHARGES
A:\[FXDCHGA.XLS]SIMPLE - US

REG. 229.503
ITEM 503
REFERENCE

                 EARNINGS                                     9/30/97      1996         1995        1994      1993      1992
                 ================================================================================================================

(d) (3)          Pre-tax income - US GAAP                    $  (407.9)  $ (173.1)    $ (39.2)     $ 19.2    $ 13.9     $ (28.1)
(d) (3) (i)      Add fixed charges pursuant to (d) (4)            14.7        9.3         6.1         7.1       7.5         8.3
(d) (3) (i) (A)  Less adjustments:
(d) (3) (i) (B)      Interest capitalized                         (0.5)        -           -           -         -         (1.7)
                                                              --------------------------------------------------------------------

                 Total earnings                              $  (393.7)  $ (163.8)    $ (33.1)     $ 26.3    $ 21.4     $ (21.5)

                 ================================================================================================================

                 FIXED CHARGES
                 ================================================================================================================

(d) (4) (i) (A)  Interest
                          Expensed                           $  12.7     $    8.2     $   5.0      $ 6.1      $ 6.8     $   5.5
                          Capitalized                            0.5           -           -          -          -          1.7

(d) (4) (i) (B)  Amortization of debt expense,
                          discounts and premiums of related
                          debt                                    *            *           *           *         *           *

(d) (4) (i) (C)  Portion of rental expense attributable
                          to interest                            1.5          1.1         1.1         1.0       0.7         1.1
                                                             --------------------------------------------------------------------

                 Total fixed charges                         $  14.7     $    9.3     $   6.1       $ 7.1    $  7.5     $   8.3
                 ================================================================================================================

                 CALCULATED SUFFICIENCY (DEFICIENCY)         $(408.4)    $ (173.1)    $ (39.2)     $ 19.2    $ 13.9     $ (29.8)
                                                             ====================================================================
                 RATIO OF EARNINGS TO FIXED CHARGES              **           **          **          3.7       2.9         **
                                                             ====================================================================

                 *  Included in interest expense line item.
                 ** Earnings are insufficient to cover fixed charges.